UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2016

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2016, Seneca Foods Corporation, Seneca Foods, LLC, Seneca Snack Company, Green Valley Foods, as Borrowers, and certain subsidiaries of Borrowers as Guarantors (collectively, the "Company")  entered into a Loan and Guaranty Agreement (the "Loan Agreement") with Farm Credit East, ACA.

The Loan Agreement provides for a $100 million unsecured term loan with a maturity date of December 9, 2021.  Borrowings under the Loan Agreement may be used for working capital and general corporate purposes of the Company.  The Company may prepay any part of the term loan at any time however Borrowers may not re-borrow any repaid principal of the term loan.

Borrowings under the Loan Agreement will bear interest, at the Company's option, at Variable Rate LIBOR plus a margin of 2.60% or one month, two month, three month or six month LIBOR plus a margin of 2.60%.

The Company's obligations under the Loan Agreement are jointly and severally guaranteed by all existing and future domestic subsidiaries of the Company, subject to certain exceptions.

The Loan Agreement contains restrictive covenants usual and customary for loans of its type, which include, with specified exceptions, limitations on the ability of the Company and its subsidiaries to engage in certain business activities, incur debt, have liens, pay dividends or make other distributions, enter into affiliate transactions, consolidate, merge or acquire or dispose of assets, and make certain investments, acquisitions and loans.  The Loan Agreement also requires the Company to satisfy certain financial covenants.

Obligations under the Loan Agreement may be declared due and payable upon the occurrence of certain events of default, as defined in the Loan Agreement, including failure to pay any obligations when due and payable, failure to comply with any covenant or representation of any loan document, any change of control, cross-defaults and certain other events as set forth in the Loan Agreement, with grace periods in some cases.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by the terms and provisions of the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation

On December 9, 2016, the Company entered into a Loan Agreement.  The description of the terms of the Loan Agreement set forth above in Item 1.01 is hereby incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits

The following is filed as an exhibit to this Current Report on Form 8-K:

10.1	The Loan Agreement as of December 9, 2016 by and among Seneca Foods Corporation, Seneca Foods, LLC, Seneca Snack Company, Green Valley Foods, LLC and certain other subsidiaries of Seneca Foods Corporation and Farm Credit East, ACA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2016

SENECA FOODS CORPORATION

By: /s/Jeffrey L. Van Riper
Jeffrey L. Van Riper
Vice President and Controller